As filed with the Securities and Exchange Commission on October 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLACIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

MONTANA	81-0519541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

49 Commons Loop

Kalispell, Montana 59901

(406) 756-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RANDALL M. CHESLER

President and Chief Executive Officer

49 Commons Loop

Kalispell, Montana 59901

(406) 756-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

David G. Post

Mary Ann Frantz

Miller Nash LLP

111 SW Fifth Ave, Suite 3400

Portland, OR 97204

Telephone: (503) 224-5858

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided purchase to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

GLACIER BANCORP, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Units

Glacier Bancorp, Inc., from time to time may offer to sell the securities listed above in amounts, at prices, and on other terms to be identified at the time of the offering. The debt securities, preferred stock, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Glacier Bancorp, Inc., or debt of one or more other entities.

We may sell these securities on a continuous or delayed basis directly to purchasers, to or through one or more agents, dealers, and/or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus and any prospectus supplement entitled “Plan of Distribution.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “GBCI.”

Investing in our securities involves substantial risks. Before making an investment in our securities, you should carefully read this prospectus and the applicable prospectus supplement, including the sections entitled “Risk Factors” beginning on page 3 and in the applicable prospectus supplement.

The securities of Glacier Bancorp, Inc., to be issued are not savings or deposit accounts or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Such securities are subject to investment risk, including the possible loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2022.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered, pricing and other important details. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to our securities then being offered. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate or complete as of any date other than the date indicated on the cover page of the specific document.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Glacier,” the “Company,” “we,” “us,” “our” or similar references mean Glacier Bancorp, Inc. We sometimes refer to our wholly owned subsidiary bank, Glacier Bank, as “Glacier Bank” or the “Bank.”

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company with the SEC and, accordingly, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and may be accessed through our website at https://www.glacierbancorp.com. Information on our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement or any related free writing prospectus.

We incorporate by reference the documents listed below, as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of securities described in this prospectus; provided that, we are not incorporating documents or information that is deemed, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended December  31, 2021 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2022 Annual Meeting of Shareholders, which was filed on March 15, 2022, and supplemented on April 20, 2022, that are incorporated by reference in our Form 10-K);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022;

•	Our Current Reports on Form 8-K filed April 29, 2022 and October 27, 2022;

•	The description of our common stock, filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such documents, by requesting them from us in writing or by telephone at the following address:

Glacier Bancorp, Inc.

49 Commons Loop

Kalispell, Montana 59901

(406) 756-4200

Attention: Corporate Secretary

In addition, we maintain a corporate website, www.glacierbancorp.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors and shall not be deemed to incorporate any information on the website into this registration statement or prospectus, or any prospectus supplement, pricing supplement, or free writing prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Exchange Act. For more information, see “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, projected financial information, future opportunities and any other statements regarding our future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows that are not historical facts and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

In addition to factors previously disclosed in our reports filed with the SEC relating to risks to our business and stock price, and those identified elsewhere in this document, any prospectus supplement or any related free writing prospectus, the following potential factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed or implied in the forward-looking statements:

•

national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;

•	the markets where we operate and make loans could face economic difficulties;

•

the national and regional economies could experience a recession or other decline, which could adversely affect credit quality, collateral values, including the value of the real estate that secures many of our loans, investment securities values, loan originations, loan portfolio delinquency rates, and liquidity;

•

risks related to the continued integration of the operations of Altabancorp and its subsidiary bank, Altabank, which we acquired by merger in the fourth quarter of 2021, including, among others, the possibilities of (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any synergies from the merger not being fully realized or taking longer than anticipated, (iii) the integration of Altabancorp’s operations not being successfully achieved or taking longer or costing more than expected, or (iv) the loss of deposits, customers or employees as a result of the acquisition;

•	interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;

•	the effect of the discontinuation or replacement of LIBOR;

•	changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages;

•	changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;

•	increased competition among financial institutions and nontraditional providers of financial services of all kinds, but particularly loans and deposit-like services;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•	our ability to identify and address cyber-security risks, including security breaches and identity theft;

•	any material failure or interruption of our information and communications systems;

•	our ability to keep pace with technological changes or successfully implement initiatives designed to improve our technologies;

•	our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, liquidity risk and compliance risk;

•	failure to maintain effective internal control over financial reporting or disclosure controls and procedures;

•

the effect of geopolitical instability, including conflicts and wars, such as the war in Ukraine, general instability in international markets, and terrorist attacks, whether domestic or international;

•

the effects of COVID-19 and other infectious illness outbreaks that may arise in the future, which may lead to significant uncertainties and material adverse effects on the U.S. and global economies; and

•	the effects of any damage to our reputation resulting from developments related to any of the issues identified above.

The foregoing list of factors is not intended to be exhaustive. Forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experiences and perceptions of historical trends, current conditions, business strategies, operating environments, future developments, and other factors we deem appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although we believe that the expectations reflected in our forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct, and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

ABOUT GLACIER

Glacier is a Montana corporation and a registered bank holding company. Glacier was incorporated in 2004 as a successor corporation to the corporation originally incorporated in Delaware in 1990 and is the bank holding company of Glacier Bank. Glacier Bank is a Montana state-chartered bank, which commenced operations in 1991 and is regulated primarily by the Montana Division of Banking and Financial Institutions and the Federal Deposit Insurance Corporation.

Glacier Bank provides commercial banking services to individuals, small to medium-sized businesses, community organizations and public entities from 222 locations, including 186 branches, across Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona and Nevada, as of September 30, 2022. The Bank offers a wide range of banking products and services to its customers, including: retail banking; business banking; real estate, commercial, agriculture and consumer loans; and mortgage origination and loan servicing.

Glacier common stock is traded on The New York Stock Exchange under the ticker symbol “GBCI”.

Additional information about Glacier and Glacier Bank may be found in the documents incorporated by reference into this prospectus. Please see the section entitled “Where You Can Find More Information” above.

Our principal executive offices and our telephone number are:

Glacier Bancorp

49 Commons Loop

Kalispell, Montana 59901

Telephone: (406) 756-4200

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include increasing working capital to support balance sheet growth, as part of funding future acquisitions, repaying indebtedness, purchases of our securities, or for any other purpose we describe in an applicable prospectus supplement. The precise amounts and the timing of our use of net proceeds will depend upon market conditions, our funding requirements, the availability of other funds, and other factors. Until we use the net proceeds from the sale of our securities for general corporate purposes, we may use such net proceeds to make short-term investments.

SECURITIES WE MAY OFFER

Please note that in the sections below, references to “holders” means those who own the securities described in that section, registered in their own names, on the books that our transfer agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Restated Articles of Incorporation, as amended (the “Articles of Incorporation” or “Articles”), our amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Montana Business Corporation Act (the “MBCA”). This description is not complete and is subject to, and is qualified in its entirety by reference to, our Articles, the Bylaws (each of which is incorporated by reference into the registration statement of which this prospectus forms a part) and the applicable provisions of the MBCA. For information on how to obtain copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information” and the Exhibit Index to the registration statement of which this prospectus forms a part.

Authorized Capital

As of the date of this prospectus, the total number of shares of capital stock that we have authority to issue is 235,000,000, of which 1,000,000 shall be serial preferred stock, $0.01 par value per share (“Preferred Stock”), and 234,000,000 shall be common stock, $0.01 par value per share (“Common Stock”). No other classes of capital stock are authorized under our Articles of Incorporation.

As of October 1, 2022, there were 110,766,954 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. As described below, our board of directors is authorized, without further shareholder action, to issue shares of Preferred Stock with such designations, preferences, relative rights, and limitations as our board of directors may determine.

Our shareholders do not have preemptive rights to subscribe to any additional securities that may be issued. Each share of Common Stock has the same relative rights and is identical in all respects to every other share of Common Stock.

Our Common Stock is listed for trading on the New York Stock Exchange under the symbol “GBCI.”

General

Voting Rights and Liquidation Rights. The holders of our Common Stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of shares of our Common Stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends. The holders of our Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding series of Preferred Stock. Holders of any debt securities have priority rights to payment over our Common Stock. Our ability to pay dividends generally depends on the amount of dividends paid to us by our subsidiary Glacier Bank. The payment of dividends is subject to government regulation in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on Glacier Bank by statute or regulation may effectively limit the amount of dividends we can pay.

Preferred Stock Authorization. As described below, our board of directors, without shareholder approval, has the authority under our Articles of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may potentially be used by management to make more difficult uninvited attempts to acquire control of the Company (for example, by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for such shareholder to obtain control, or selling authorized but unissued shares to friendly third parties).

Articles of Incorporation Limitation on Business Combinations. Our Articles of Incorporation contain a provision requiring that specified transactions with an “interested shareholder” be approved by 80% of the voting power of the then outstanding shares unless (a) it is approved by our board of directors, or (b) certain price and procedural requirements are satisfied. An “Interested Shareholder” is generally defined to include (i) the beneficial owner of more than 10% of our then-outstanding voting stock, or (ii) an Affiliate of the Company (as defined in Rule 12b-2 under the Exchange Act) and at any time within the preceding five-year period was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock. Such beneficial ownership is broadly defined to include the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of our voting stock. Repealing, amending or adopting any provision inconsistent with the provisions described in this paragraph must be approved by 80% of the voting power of the then outstanding shares.

Additionally, subject to rights of any class or series of stock having preference to elect directors, directors may only be removed for cause at a shareholder meeting called expressly for that purpose.

The “supermajority” approval requirement for certain business transactions, the ability of shareholders to remove directors only for cause, and the availability of our Preferred Stock for issuance without shareholder approval, may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of the Company.

MBCA Requirements. In accordance with the MBCA, certain significant corporate events, including approval of the dissolution of the Company and certain amendments to our Articles of Incorporation, must be approved by a majority of the votes entitled to be cast on the matter or, in some cases, a majority of the votes entitled to be cast by a separate voting group. Additionally, our Articles of Incorporation provide that a plan of merger or share exchange requiring approval of our shareholders must be approved by a majority of all votes entitled to be cast on the matter, except as otherwise provided in the Articles (see “Articles of Incorporation Limitation on Business Combinations” above).

All other matters requiring shareholder approval may be approved by the affirmative vote of the holders of a majority of the votes cast by shareholders at an annual or special meeting of the shareholders. Our board of directors may, by a majority vote, amend or repeal our Bylaws.

Proposals and Nominations. The Bylaws provide that no nominations for director of the Company by any person other than our board of directors or any committee thereof may be presented to any meeting of shareholders unless the person making the nomination is a record shareholder and has timely delivered a written notice to our Secretary which complies with the information requirements contained in the Bylaws. In general, to be timely, notice must be received by our Secretary no later than 120 days before the anniversary of the mailing of proxy materials in connection with the last annual meeting.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

The following description summarizes the material provisions of the Preferred Stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws and the applicable provisions of the MBCA. The specific terms of any series of Preferred Stock will be described in the applicable prospectus supplement, and included in articles of amendment to our Articles related to that series. We will file the articles of amendment with the Montana Secretary of State and with the SEC as an exhibit to our registration statement, at or before the time we issue any Preferred Stock of that series.

General

Under our Articles of Incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to designate and issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix, determine or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the MBCA, relating to the preferences, limitations, voting powers and relative rights thereof, including, but not limited to:

•	voting rights;

•	dividend rights, if any;

•	whether the shares of such series will be subject to redemption and the terms and conditions applicable to any such redemption;

•	liquidation preferences;

•	whether the shares will be subject to a retirement or sinking fund and the terms and conditions applicable to any such retirement or sinking fund;

•	conversion or exchange rights; and

•

other limitations, if any, to be effective upon the payment of dividends or other distributions on, or redemption by the Company of, the Common Stock, the creation of indebtedness of the Company, or the issuance of any additional capital stock of the Company.

The applicable prospectus supplement will describe the specific voting, dividend, redemption, liquidation, and any conversion rights relating to the particular series of the Preferred Stock it offers, including among other things voting rights; dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which we may, or must, redeem such Preferred Stock; rights upon liquidation; and conversion or exchange rights.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

This section outlines some of the provisions of a deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of Preferred Stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement, and if so described in the prospectus supplement, the terms of that series may differ from the general description of terms presented below.

While the deposit agreement relating to a particular series of Preferred Stock may have provisions applicable solely to that series of Preferred Stock, all deposit agreements relating to Preferred Stock we issue will include the following provisions.

General

We may, at our option, elect to offer fractional shares of a series of our Preferred Stock, rather than full shares. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock.

The shares of any series of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to Preferred Stock of an applicable series, the depositary will distribute to the holder of record of each depositary share relating to that series of Preferred Stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of an applicable series of Preferred Stock to which depositary shares relate, the depositary will provide copies of those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the applicable Preferred Stock to which the depositary shares relate in accordance with those instructions.

Redemption of Depositary Shares

Whenever we redeem shares of applicable Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of Preferred Stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of Preferred Stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Liquidation

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of applicable Preferred Stock which is represented by the applicable depositary share.

Conversion

If shares of an applicable series of Preferred Stock are convertible into Common Stock or other securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares (or fractions of shares) of applicable Preferred Stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment that materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the applicable Preferred Stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. We may terminate a deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipts. A deposit agreement will automatically terminate if all outstanding depositary shares to which it relates have been redeemed, each share of applicable Preferred Stock has been converted into or exchanged for Common Stock, or the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Preferred Stock.

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstances beyond our or its control in performing obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement. We and the depositary may each rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. If and when we offer to sell a particular series of debt securities, we will describe the particular terms of the debt securities being offered in a prospectus supplement, as well as the extent to which the following general terms and provisions may or may not apply to the debt securities.

General

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

Senior debt securities will be issued under an indenture, referred to, as it may supplemented or amended from time to time, as the “senior indenture,” between us and an indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to, as it may supplemented or amended from time to time, as the “subordinated indenture,” between us and an indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures are substantially the same except for provisions relating to subordination, which will be included only in the subordinated indenture. The indentures will be subject to and governed by the Trust Indenture Act of 1939 (“Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. We have summarized certain general features of the debt securities below. The summary is not complete and the terms of our debt securities will be described in one or more prospectus supplements. You should read this summary, any accompanying prospectus supplement and the provisions of the applicable indenture in their entirety before investing in our debt securities.

Terms to be Established

The terms of each series of debt securities will be established by or pursuant to a supplemental indenture, a resolution of our board of directors, or a committee thereof, or in an officers’ certificate pursuant to authority granted by our board of directors. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet. The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the rights, if any, to defer payments of interest by extending the interest payment periods and the duration of such extension;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indentures both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may issue debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement any special United States federal income tax considerations that may be applicable to any particular debt securities.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We expect that the indentures and the debt securities issued thereunder will be governed by the laws of the State of New York.

Forms of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing all or a portion of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name the holder or nominee as the owner of the security, and in order to transfer or exchange these securities, the holder or nominee must physically deliver the securities to the trustee or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. See “Description of Global Securities.”

Subordinated Debt

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities.

Our obligations under subordinated debt securities will be subordinated to the claims of our then-existing general creditors other than trade creditors, including claims of holders of any senior debt securities and other senior creditors. Subject to applicable law, in any voluntary or involuntary insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets or any liquidation or winding-up of or relating to us, to the extent applicable, the rights of the holder of any subordinated debt security shall be subordinated in right of payment to the claims of holders of senior indebtedness. The subordinated debt indenture defines or will define “senior indebtedness” for purposes of particular subordinated debt securities.

Even if applicable subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series will be able to take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock, depositary shares, debt securities or units, or any combination thereof, in one or more series. We may issue warrants independently or together with Common Stock, Preferred Stock, depositary shares, debt securities, rights and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

the securities which may be purchased by exercising the warrants (which may be Common Stock, Preferred Stock, depositary shares, debt securities or units consisting of one or more of those types of securities);

•	the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;

•	the warrant agreement under which the warrants will be issued;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	whether the warrants or rights will be issued in global or non-global form;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF RIGHTS WE MAY OFFER

This section describes the general terms of rights to purchase Common stock or other securities that we may offer using this prospectus. Further terms of the rights and any rights agreement will be described in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including, among other terms:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of Common Stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the dates on which the rights will become effective and expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of Common Stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

•	whether we will have the ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

Prior to the exercise of rights, holders of rights will not have or be entitled to any of the rights of holders of the securities purchasable upon the exercise of the rights, including without limitation, the right to vote or receive dividends or other distributions on securities purchasable upon exercise of such rights.

DESCRIPTION OF UNITS WE MAY OFFER

We may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and less than all or none of the securities comprising a unit may be listed or traded on a securities exchange or market. Units will consist of any combination of two or more of the other securities described in this prospectus.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each share of Common Stock, share of Preferred Stock, depositary share, debt security, warrant, right and unit in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the transfer agent, trustee, warrant or rights agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons will be the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners will not be legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered will be recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant, rights, or unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant or rights agreement for a series of warrants or rights or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell property under a warrant or rights agreement or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if and to the extent that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Description of Global Securities

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states and other jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, unit agreement or deposit agreement.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Glacier, the trustees, the warrant agents, the rights agent, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, rights agent, unit agent, preferred stock depositary or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Glacier and its subsidiaries in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than two scheduled business days after the trade date for your securities.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the validity of the Common Stock, Preferred Stock, and Common Stock or Preferred Stock issuable upon the exercise, conversion or exchange of other securities, will be passed upon for us by our special counsel, Moore, Cockrell, Goicoechea & Johnson, P.C., Kalispell, Montana, and the validity of the debt securities, depositary shares, warrant agreements, rights agreements, units and any debt securities or depositary shares issuable upon the conversion of other securities, will be passed upon for us by Miller Nash LLP. Certain legal matters will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Glacier incorporated by reference in this prospectus from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting, have been audited by FORVIS, LLP (formerly BKD, LLP), an independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the offering described in this Registration Statement are as follows:

SEC Registration Statement filing fee	$ (1)
Accountant’s fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and Depositary fees and expenses	(2)
Rating agencies’ fees	(2)
Printing fees and expenses	(2)
Miscellaneous expenses	(2)
TOTAL	(2)

(1)

The Registrant is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)

The calculation of these fees and expenses is dependent upon the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 35-14-202(2)(e) and Sections 35-14-850 through 35-14-856 of the Montana Business Corporation Act (“MBCA”) contain specific provisions relating to indemnification of directors and officers of Montana corporations. In general, the statute provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the individual was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. In general, the statute provides that a corporation may also indemnify a director or officer if it is determined that the director or officer acted in good faith and meets certain standards of conduct. In general, the statute provides that a corporation may advance funds to a director or officer for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a director or officer if the director or officer delivers to the corporation a signed, written undertaking of the director or officer to repay any funds advanced in certain circumstances specified in the statute. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

Glacier’s articles of incorporation provide, among other things, that the personal liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permitted by the MBCA. Glacier’s bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of Glacier Bancorp, Inc. (“Glacier”), as amended (incorporated herein by reference to Exhibit 3.1 to Glacier’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022)

3.2	Amended and Restated Bylaws of Glacier Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 included in Glacier Bancorp Inc.’s Current Report on Form 8-K dated April 28, 2021)

4.1*	Form of Articles of Amendment with respect to Preferred Stock

4.2*	Form of Preferred Stock Certificate

4.3*	Form of Depositary Agreement and Depositary Certificate

4.4	Form of Senior Indenture

4.5	Form of Subordinated Indenture

4.6*	Form of Senior Debt Securities (to be filed at time of offering)

4.7*	Form of Subordinated Debt Securities (to be filed at time of offering)

4.8*	Form of Warrant Agreement or Certificate

4.9*	Form of Rights Agreement

4.10*	Form of Unit Agreement

5.1	Opinion of Moore, Cockrell, Goicoechea & Johnson, P.C.

5.2	Opinion of Miller Nash LLP

23.1	Consent of Moore, Cockrell, Goicoechea & Johnson, P.C. (included in Exhibit 5.1)

23.2	Consent of Miller Nash LLP (included in Exhibit 5.2)

23.3	Consent of FORVIS, LLP, Glacier Bancorp, Inc.’s independent registered public accounting firm

24	Power of Attorney

25.1**	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, under the Subordinated Indenture

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or report to be filed under Section 13 or 15(d) of the Securities Exchange Act of 1934.

**

The Statement of Eligibility on Form T-1 of the Trustee with respect to Debt Securities will be filed or incorporated herein by reference from a subsequent filing in accordance with the Trust Indenture Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on October 28, 2022.

GLACIER BANCORP, INC.

By:	/s/ Randall M. Chesler
Randall M. Chesler President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated, on October 28, 2022.

Signature	Title

/s/ Randall M. Chesler Randall M. Chesler	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ron J. Copher Ron J. Copher	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*Craig A. Langel	Chairman of the Board

*David C. Boyles	Director

*Robert A. Cashell, Jr.	Director

*Sherry L. Cladouhos	Director

*Annie M. Goodwin	Director

*Kristen L. Heck	Director

*Michael B. Hormaechea	Director

*Douglas J. McBride	Director

*By:	/s/ Randall M. Chesler
Randall M. Chesler
Attorney-in-Fact